UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

J.Jill, Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders of J.JILL, INC. To Be Held On: June 3, 2026, beginning at 8:30 AM Eastern Time virtually at https://edge.media-server.com/mmc/p/fcm59jfz (password: jjill2026) COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 20, 2026. Please visit www.astproxyportal.com/ast/JJill, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide E-MAIL: help@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting. VIRTUALLY AT THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://edge.media-server.com/mmc/p/fcm59jfz (password: jjill2026) and be sure to have your control number available. MAIL: You may request a card by following the instructions above. 1. To elect two directors. NOMINEES: Michael Rahamim Mary Ellen Coyne Please note that you cannot use this notice to vote by mail. 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending January 30, 2027. Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote “FOR” the director nominees in Proposal 1 and “FOR” Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the virtual Annual Meeting and any postponements or adjournments thereof.